Exhibit 5.4

April 30, 2025

Suzano S.A.

Avenida Professor Magalhaes Neto, 1,752

10th Floor, Rooms 1010 and 1011

41810-012 Salvador – BA

Brazil

Suzano Netherlands B.V.

Barbara Strozzilaan 101, 1.01, 1083HN

Amsterdam

The Netherlands

Suzano Austria GmbH

Jakov-Lind-Straße 13

1020 Vienna

Austria

Ladies and Gentlemen:

We have acted as special United States counsel to Suzano S.A., a corporation (sociedade por ações) incorporated under the laws of Brazil (“Suzano”), Suzano Netherlands, a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (“Suzano Netherlands”) and Suzano Austria GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Austria (“Suzano Austria”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 of Suzano, Suzano Netherlands and Suzano Austria (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of (i) debt securities of Suzano Netherlands (the “Suzano Netherlands Debt Securities”) to be fully and unconditionally guaranteed by Suzano, and (ii) debt securities of Suzano Austria (the “Suzano Austria Debt Securities” and, together with the Suzano Netherlands Debt Securities, the “Debt Securities”) to be fully and unconditionally guaranteed by Suzano. The Debt Securities, together with their corresponding Guarantees (as defined below), are referred to as the “Offered Securities”. The securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act, at offering prices to be determined from time to time.

Suzano S.A.

Suzano Netherlands B.V.

Suzano Austria GmbH

The Suzano Netherlands Securities are to be issued from time to time under an indenture (the “Suzano Netherlands Indenture”) to be entered among Suzano Netherlands, Suzano and the Bank of New York Mellon, as trustee, the form of which is attached as an exhibit to the Registration Statement. The Suzano Austria Debt Securities are to be issued from time to time under an indenture (the “Suzano Austria Indenture” and, together with the Suzano Netherlands Indenture, the “Indentures”) to be entered among Suzano Austria and the Bank of New York Mellon, as trustee, the form of which is attached as an exhibit to the Registration Statement.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement and the documents incorporated by reference therein;

(b)	the form of Suzano Netherlands Indenture, filed as an exhibit to the Registration Statement, including the form of the Debt Securities, the form of notation to be executed by Suzano relating to the guarantee of the Suzano Netherlands Securities (the “Suzano Netherlands Guarantee”), included therein; and

(c)	the form of Suzano Austria Indenture, filed as an exhibit to the Registration Statement, including the form of the Debt Securities, the form of notation to be executed by Suzano relating to the guarantee of the Suzano Austria Debt Securities (the “Suzano Austria Guarantee” and, together with the Suzano Netherlands Guarantee, the “Guarantees”), included therein.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed, (ii) that the Debt Securities will conform to the forms we have reviewed.

Suzano S.A.

Suzano Netherlands B.V.

Suzano Austria GmbH

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.            The Suzano Netherlands Debt Securities to be issued under the Suzano Netherlands Indenture, when issued and sold by Suzano Netherlands in the manner contemplated in the Registration Statement and upon due execution and delivery of the Suzano Netherlands Debt Securities in accordance with the terms of the Suzano Netherlands Indenture, will be valid, binding and enforceable obligations of Suzano Netherlands, entitled to the benefits of the Suzano Netherlands Indenture.

2.            The Suzano Austria Debt Securities to be issued under the Suzano Austria Indenture, when issued and sold by Suzano Austria in the manner contemplated in the Registration Statement and upon due execution and delivery of the Suzano Austria Debt Securities in accordance with the terms of the Suzano Austria Indenture, will be valid, binding and enforceable obligations of Suzano Austria, entitled to the benefits of the Suzano Austria Indenture.

3.            The Suzano Netherlands Guarantee to be issued under the Suzano Netherlands Indenture, when issued and granted by Suzano in the manner contemplated in the Registration Statement, will be the valid, binding and enforceable obligation of Suzano, entitled to the benefits of the Suzano Netherlands Indenture.

4.            The Suzano Austria Guarantee to be issued under the Suzano Austria Indenture, when issued and granted by Suzano in the manner contemplated in the Registration Statement, will be the valid, binding and enforceable obligation of Suzano, entitled to the benefits of the Suzano Austria Indenture.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of Suzano, Suzano Netherlands or Suzano Austria, (a) we have assumed that each of Suzano, Suzano Netherlands and Suzano Austria, as the case may be, and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Offered Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to Suzano, Suzano Netherlands or Suzano Austria regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities in relation to transactions of the type contemplated in the Indentures and the Offered Securities), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

Suzano S.A.

Suzano Netherlands B.V.

Suzano Austria GmbH

In rendering the opinions expressed in numbered paragraphs 1 and 2 above, we have assumed that each series of Debt Securities will be issued with an original aggregate principal amount (or, in the case of any Debt Securities issued at original issue discount, an aggregate issue price) of US$2,500,000 or more.

In rendering the opinions expressed above, we have further assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws, (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement, (iii) the terms of all Debt Securities and, as applicable, the accompanying Guarantees, will conform to the forms thereof contained in the applicable indenture will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon Suzano, Suzano Netherlands or Suzano Austria, as the case may be, or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over Suzano, Suzano Netherlands or Suzano Austria, as applicable, (iv) the Debt Securities and, as applicable, the accompanying Guarantees, will be issued, sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (v) Suzano, Suzano Netherlands or Suzano Austria, as applicable, will authorize the offering and issuance of the Debt Securities and, as applicable, the accompanying Guarantees, and will authorize, approve and establish the final terms and conditions thereof and will authorize, approve and establish the terms and conditions of any applicable Guarantee, as the case may be, and will take any other appropriate additional corporate action, and (vi) certificates, if required, representing the Debt Securities and, as applicable, the accompanying Guarantees, will be duly executed and delivered and, to the extent required by the applicable indenture, duly authenticated and countersigned.

We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Offered Securities where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist.

We note that (a) the enforceability in the United States of the waiver in Section 1.15 of the Indentures by each of Suzano Netherlands and Suzano Austria of any immunities from court jurisdiction and from legal processes is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976 and (b) the designation in Section 1.15 of the Indentures of the United States federal courts sitting in the Borough of Manhattan, City of New York as the venue for actions or proceedings relating to the Debt Securities or the applicable indenture is (notwithstanding the waiver in Section 1.15 of the Indentures) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. § 1404 (a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

Suzano S.A.

Suzano Netherlands B.V.

Suzano Austria GmbH

With respect to any Offered Securities that may be issued in a currency other than U.S. dollars, we note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at a rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling federal court decision on this issue. Accordingly, we express no opinion as to whether a federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order the conversion of the judgment into U.S. dollars.

In addition, we note that the waiver of defenses in Section 12.01 in the Suzano Austria and the Suzano Netherlands Indentures filed as Exhibit 4.1 and 4.2 to the Registration Statement, respectively, may be ineffective to the extent that any such defense involves a matter of public policy in New York (such as reflected in New York’s anti-champerty statute).

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the filing of this opinion as Exhibit 5.4 to the Registration Statement and to the reference to this firm in the prospectus constituting a part of the Registration Statement under the heading “Validity of Securities” as counsel for Suzano, Suzano Netherlands and Suzano Austria who have passed on the validity of the Debt Securities being registered by the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:

/s/ Jonathan Mendes de Oliveira

Jonathan Mendes de Oliveira, a Partner